UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2014

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 N. Rogers Road, Olathe, Kansas 66062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 764-1045

N/A
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 13, 2014, Hooper Holmes, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) for the sale to McElroy Deutsch Mulvaney & Carpenter, LLP (“MDMC”) of the buildings, land, certain personal property and other interests comprising the Company’s Basking Ridge, New Jersey property (the “Property”) for an aggregate purchase price of $3.05 million. Pursuant to the Purchase and Sale Agreement, closing was expected to occur five (5) days after the End of the Inspection Period, as defined, but no later than July 11, 2014.     On July 11, 2014, the Company and MDMC entered into an amendment to the Purchase and Sale Agreement (the “Amendment”) which provides that the Closing Date shall occur on or before August 8, 2014. The Company and MDMC currently are negotiating the terms of an amendment to the Purchase and Sale Agreement to address certain matters arising out of the property inspection.

The information provided in Item 1.01 of Item 5 of Part II of the Quarterly Report on Form 10-Q filed by the Company on May 15, 2014 for the period ended March 31, 2014 and Exhibit 10.2 attached thereto is incorporated by reference into this Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2014	HOOPER HOLMES, INC.

	By:	/s/ Tom Collins
Tom Collins
Senior Vice President and Chief Financial Officer